Xtant Medical Announces Appointment of Interim CEO

BELGRADE, MT (October 15, 2018) – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, announced today the appointment of Michael Mainelli to serve as Interim Chief Executive Officer, replacing Carl O’Connell effective October 12, 2018.

Mr. Mainelli joined the Board of Directors in February 2018 and will remain a member of the Board of Directors while serving as Interim Chief Executive Officer. The Company intends to commence a process to recruit a permanent Chief Executive Officer that will include both internal and external candidates.

Mr. Mainelli commented, “I am excited to continue working with our Board and with our management team in my new role. Xtant has great products, strong business partners, and dedicated, talented employees. We will be working hard to drive superior execution.”

Mr. Jeff Peters, Chairman of the Board, stated that “Mike is a proven leader with over 25 years of successful business leadership in the medical technology industry. He has led businesses at both public and private medical technology companies resulting in growth, operational improvement, and enhanced shareholder value. His unique experience in the global orthopaedic and spinal markets will be particularly valuable, and we are pleased to have him in this interim role.”

Mr. Mainelli succeeds Carl O’Connell, who served as Xtant’s Chief Executive Officer since October 2016. Mr. Peters added, “On behalf of the Board, I want to thank Carl O’Connell for his dedication and contributions, notably guiding the company through the recent restructuring process. We wish Carl all the best.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Important Cautions Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “can,” similar expressions or the negative thereof, and the use of future dates. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; the ability to increase revenue; the ability to remain competitive; the ability to innovate and develop new products; the effect of management changes and the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals; government regulations; product liability claims and other litigation to which we may be subject; product recalls and defects; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt and comply with debt covenants; the ability to raise additional financing and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (SEC) on April 2, 2018 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed with the SEC on August 8, 2018. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

COMPANY CONTACT

Kathie Lenzen, Chief Financial Officer

406.388.0480

klenzen@xtantmedical.com